EXHIBIT 4.5

                                    EXHIBIT A

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY IS PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY BE MADE ONLY IN COMPLIANCE WITH THE ACT.

                        Warrant to Purchase Common Stock
                                       of
                             JAWS TECHNOLOGIES INC.


                 This Warrant to Purchase Common Stock (this "Warrant') is issued June 21, 1999, by Jaws Technologies Inc., a Nevada corporation (the "Company"), to Glentel Inc. (the "Holder").

1. Issuance of Warrant Term. The Company hereby grants to Holder, subject to the provisions hereinafter set forth, the right to purchase 834,000 shares of common stock $0.001 par value per share, of the Company (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time before 5:00 p.m. on June 30, 2001.

2. Exercise Price. The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $2.25 U.S.

3.               Exercise

(a) This Warrant may be exercised by Holder in whole or in part, upon delivery of written notice of intent to the Company at the address of the Company set forth below its signature below or such other address as the Company shall designate in written notice to Holder, together with this Warrant and payment (in the manner described in Section 3(b) below) for the aggregate Exercise Price of the


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Shares so purchased.  Upon  exercise of this Warrant as  aforesaid,  the Company shall as promptly as practicable execute and deliver to Holder a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by Holder. If this Warrant shall be exercised with respect to less than all of the Shares, Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant.

(b) Payment for the Shares to be purchased upon exercise of this Warrant may be made by wire transfer or by the delivery of a certified or cashier's check payable to the Company for the aggregate Exercise Price of the Shares to be purchased.

4. Covenants and Conditions. The above provisions are subject to the following:

(a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws ("Blue Sky Laws"). This Warrant and the Shares have been acquired by the Holder for investment purposes and not with a view to distribution or resale, and the Shares may not be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred without an effective registration statement therefor under the Act and such applicable Blue Sky Laws or an opinion of counsel (which opinion and counsel rendering same shall be reasonably acceptable to the Company) that the registration is not required under the Act and under any applicable Blue Sky Laws. certificates representing the Warrants shall bear substantially the following legend:

THE WARRANTS MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), AND (ii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iii) THE COMMON SHARES UNDERLYING THE WARRANTS SHALL BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANTS CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                 Other legends as required by applicable federal and state laws may be placed on such certificates. Holder and the Company agree to execute such documents and instruments as counsel for the Company reasonably deems necessary to effect

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compliance  of the issuance of this Warrant and any Shares  issued upon exercise hereof with applicable federal and state securities laws.

(b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable.

5. Warrantholder not Stockholder. This Warrant does not confer upon Holder any voting rights or other rights as a stockholder of the Company.

6.               Certain Adjustments.

a) Capital Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein), a share exchange (subject to and duly approved by the stockholders of the Company) or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, share exchange, merger, consolidation or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, share, exchange, merger, consolidation or sale, to which Holder would have been entitled under the provisions of the agreement in such reorganization, share exchange, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, share exchange, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, share exchange, merger, consolidation or sale to the end that the provisions of this Warrant (including Adjustment of the Exercise Price then in effect and the number of the Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

b) Splits and Subdivisions. If the Company at any time or from time to time fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall (i) in the case of a split or subdivision, be appropriately decreased and the number of the Shares shall be

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appropriately increased in proportion to such increase of outstanding shares and
(ii) in the case of a dividend or other distribution, the holder of the warrant shall have the right to acquire without additional consideration, upon exercise of the warrant, such property or cash as would have been distributed in respect of the shares of Common Stock for which the warrant was exercisable had such shares of Common Stock been outstanding on the date of such distribution.

c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Exercise Price shall be appropriately increased and the number of the Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

d) Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 6.2, upon exercise of this Warrant, Holder shall be entitled to a proportionate share of any such distribution as though Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

e) Certificate as to Adjustments. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 6, the Company will promptly compute such adjustment or readjustment in accordance with the
terms  hereof  and  cause  a  certificate   setting  forth  such  adjustment  or
readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to Holder. The Company will, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a certificate setting forth:

(i)              Such adjustment and readjustments;

(ii)             The Exercise Price at the time in effect; and

(iii) The number of Shares and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

f)               Notices of Record Date, etc. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or



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(ii)             Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation, share exchange or merger involving the Company; or

(iii)            Any  voluntary  or  involuntary  dissolution,   liquidation  or
winding up of the Company, the Company will mail to Holder at least 20 days prior to the earliest date specified herein, a notice specifying:

A. The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

B. The date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

7. Call of Warrant. This Warrant may be called and canceled by the Company at its election at any time following the date upon which (i) a registration statement covering the Warrants has been declared effective and is effective and (ii) the closing price of the Common Stock on its principal U.S. trading market has been at or above $ 8.50 U.S. per share for a period of 20 consecutive trading days (all as determined in good faith by the Company's Board of Directors) at a price equal to $.0l per share of Common Stock for which this Warrant shall be exercisable on the Call Date (as defined below). The Company shall give the holder of this Warrant at least 30 days prior written notice of any such call of this Warrant, which notice shall certify the foregoing condition for such call and set forth the date upon which the call shall occur (the "Call Date"). The holder of this Warrant shall, however, be entitled to exercise this Warrant, in whole or in part, prior to the Call Date and, in that event, the Company's right to call this Warrant shall be limited to the extent to which the Warrant remains unexercised on the Call Date. If, at the Call Date, the trading price on the principal U.S. trading market is less than $8.50 U.S. this Warrant may not be called at the Call Date.

8. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use commercially reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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9.               Split-Up,  Combination,  Exchange  and  Transfer  of  Warrants.
Subject to and limited by the provisions of Section 4(a) hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms and entitling the Holder to purchase a like aggregate number of Shares. If the Holder desires to split up, combine or exchange this Warrant, the Holder shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-14p, combination or exchange which will result in the issuance of a Wan-ant entitled the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

10. Successors and Assigns. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Company's successors and assigns, and the heirs, legatees, devisees, executors, administrators, personal and legal representatives, and successors and permitted assigns of Holder.

11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California. The Buyer hereby consents to and agrees to submit to jurisdiction solely in Los Angeles, California, pursuant to arbitration under the rules of the American Arbitration Association in effect.


                                                    JAWS TECHNOLOGIES INC.


                                                       /s/Vikki Robinson
                                                    By:________________________
                                                    Name:Vikki Robinson
                                                    Title:Corporate Secretary